ENERGY AND POWER SOLUTIONS, INC.

AMENDED AND RESTATED

2007 STOCK AWARD PLAN

1.           Purposes of the Plan.  The Company, by means of the Plan, seeks to attract and retain qualified personnel for positions as Employees, Directors and Consultants and to provide incentives to such personnel to exert maximum efforts for the success of the Company.

2.           Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)           “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state laws, U.S. federal laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Awards are granted under the Plan.

(c)           “Award Agreement” means an Option Agreement or a Restricted Stock Agreement, as applicable.

(d)           “Awardholder” means the holder of an outstanding Option or Stock Award granted under the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity.  The good faith determination by the Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (an “Exchange Act Person”), other than the stock holders as of the date this Plan is approved by the Board or such shareholders’ affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by any institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of voting securities outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

(iii)           there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any affiliate and the Awardholder shall supersede the foregoing definition with respect to Stock Awards or Options subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)           “Committee” means a committee of Directors delegated responsibility of the Board for administration for the Plan in accordance with Section 4 hereof.  For any period during which no such Committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

(j)           “Common Stock” means the common stock of the Company.

(k)           “Company” means Energy and Power Solutions, Inc., a California corporation.

(l)           “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(m)           “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o)           “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator using the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code selected by the Administrator.

(r)           “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(s)           “Initial Public Offering” means the effective date of a registration statement (on Form S-1 or its successor) for the Common Stock.

(t)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)           “Option” means a stock option granted pursuant to the Plan.

(v)           “Option Agreement” means a written or electronic agreement between the Company and an Awardholder evidencing the terms and conditions of an individual Option.  The Option Agreement is subject to the terms and conditions of the Plan.

(w)           “Optioned Stock” means the Common Stock subject to an Option or a Stock Award.

(x)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)           “Plan” means this Amended and Restated 2007 Stock Award Plan.

(z)           “Restricted Stock” means Shares issued pursuant to a Stock Award or Shares of restricted stock issued pursuant to an Option that are subject to a repurchase option by the Company.

(aa)           “Restricted Stock Agreement” means a written or electronic agreement between the Company and the Awardholder evidencing the terms and conditions of the individual Stock Award.  The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(bb)           “Securities Act” means the Securities Act of 1933, as amended.

(cc)           “Service Provider” means an Employee, Director or Consultant.

(dd)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(ee)           “Stock Award” means a right to receive or purchase Common Stock pursuant to Section 11 below.

(ff)            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock Subject to the Plan

(a)           General.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 7,327,342 Shares.  The number of Shares that are subject to Options or Stock Awards or any other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.  The Shares may be authorized but unissued, or reacquired Common Stock.

(b)           Availability of Shares Not Delivered under Awards.

(i)           If any Shares subject to an Option or Stock Award, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Option or Stock Award, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Option or Stock Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Award under the Plan, subject to Section 3(b)(iv) below.

(ii)           If any Shares issued pursuant to an Option or Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Share not acquired under such Option or Stock Award shall revert to and again become available for issuance under the Plan.

(iii)           In the event that any Option or Stock Award granted hereunder is exercised through the tendering of  Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or Stock Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iv)           Notwithstanding anything in this Section 3(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 3(b) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

4.           Administration of the Plan.

(a)           Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)           to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Options and Stock Awards  may from time to time be granted hereunder;

(iii)           to approve forms of Award Agreements for use under the Plan;

(iv)           to determine the terms and conditions of any Option or Stock Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the number of Shares subject to the award, the time or times when Options or Stock Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(v)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)           to allow or require Awardholders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by Awardholders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(vii)           to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c)           Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Awardholders.

(d)           Award Agreement.  Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by an Award Agreement between the Awardholder and the Company.  Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in an Award Agreement.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

5.           Eligibility.  Nonstatutory Stock Options and Stock Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.           Limitations.

(a)           Incentive Stock Option Limit.  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardholder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           At-Will Employment.  Neither the Plan nor any Option or Stock Awards shall confer upon any Awardholder any right with respect to continuing the Awardholder’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without Cause, and with or without notice.

7.           Term of Plan.  Subject to shareholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board.  Unless sooner terminated under Section 16, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the most recent Board approval of an increase in the number of Shares reserved for issuance under the Plan (contingent on shareholder approval of such increase).

8.           Term of Option.  The maximum term of each Option shall be stated in the Option Agreement; provided, however, that the maximum term shall be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to an Awardholder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the maximum term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.  For purposes of this Section 8, in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

9.           Option Exercise Price and Consideration.

(a)           Exercise Price.  The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)           In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.  For purposes of this Section 9(a)(i)(A), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

(B)           granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)           If an Option is granted with a per Share exercise price below the per Share Fair Market Value of the Common Stock on the grant date, then the Option shall contain such additional terms as necessary to comply with Section 409A of the Code.

(iii)           Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)           Forms of Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  Such consideration may consist of, without limitation, (i) cash, (ii) check, (iii) according to a deferred payment or other similar arrangement with the Awardholder, (iv) other Shares, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (vi) any other form of legal consideration as determined by the Administrator or (vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company (or from the Option itself at or before the time of exercise), shall be paid only by Shares that have been held for such period of time required to avoid a charge to earnings for financial accounting purposes

10.           Exercise of Option.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised and (iii) any additional documentation required by the Company.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Awardholder or, if requested by the Awardholder, in the name of the Awardholder and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive allocations of profits or losses or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for an allocation of profit or loss or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.  An Awardholder shall only be entitled to prospective allocations of profit or loss upon issuance of Shares pursuant to an Option exercise.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Relationship as a Service Provider.  If an Awardholder ceases to be a Service Provider other than due to death or Disability, such Awardholder may exercise his or her Option within ninety (90) days after the Awardholder ceases to be a Service Provider or such other period of time as specified in the Option Agreement (but  in no event later than the expiration of the maximum term of the Option as set forth in the Plan or, if less, in the Option Agreement), and only to the extent that the Option is vested and exercisable on the date of termination.   If an Awardholder ceases to be a Service Provider as a result of the Awardholder’s death or Disability, the Awardholder (or in the case of the Awardholder’s death, the Awardholder’s estate, designated beneficiary or by the person(s) to whom the Option is transferred pursuant to the Awardholder’s will or in accordance with the laws of descent and distribution) may exercise the Awardholder’s Option within twelve (12) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  Any Shares subject to the Option that are not vested or subject to vesting acceleration on the date of termination may not be exercised by the Awardholder on or after the date of termination and shall revert to the Plan.  If, after termination, the Awardholder does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)           Leaves of Absence.

(i)           Unless the Administrator provides otherwise, vesting of Options granted hereunder to Service Providers shall be suspended during any unpaid leave of absence in excess of ninety (90) days.

(ii)           A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii)           For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Awardholder shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11.           Stock Awards.

(a)           Rights to Purchase.  Stock Awards  may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Awards under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.  The offer shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator.

(b)           Other Provisions.  The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(c)           Rights as a Shareholder.  Once the Stock Award is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Award is exercised, except as provided in Section 13 of the Plan.

12.           Transfer Restrictions for Options, Stock Awards and Shares Issued Under the Plan.

(a)           Transfer Restrictions.

(i)           Limited Transferability of Options and Stock Awards.  Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Awardholder, only by the Awardholder.  Stock Awards shall be transferable to the extent provided for by the Administrator in the Restricted Stock Agreement.

(ii)           Restrictions on Transfer of Shares.  Prior to an Initial Public Offering, Shares received upon the exercise of an Option or through a Stock Award may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of.  Except as otherwise provided in the Plan, the Option Agreement or Restricted Stock Agreement, such restrictions on transfer, however, will not apply to (A) a gratuitous transfer of the Shares, provided, and only if, Awardholder obtains the Company’s prior written consent to such transfer, (B) a transfer of title to the Shares effected pursuant to Awardholder’s will or the laws of intestate succession, (C) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Awardholder in connection with the acquisition of the Shares or (D) any repurchase of the Shares by the Company.

(iii)           Transferee Obligations.  Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in Section 12(a)(ii) must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company, in a form satisfactory to the Company, that such person is bound by the provisions of this Plan and the applicable Award Agreement, to the same extent the Shares would be so subject if retained by Awardholder.

(b)           Company’s Right of First Refusal.

(i)           Before any Shares held by Awardholder may be sold or otherwise transferred (including any assignment, pledge, encumbrance or other disposition of the Shares, but not including a permitted transfer under Section 12(a)(ii)), the Company or its assignee will have an assignable right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 12(b) (the “Right of First Refusal”).  Such Right of First Refusal shall terminate after the earlier of (i) an Initial Public Offering or (ii) a Change in Control where the successor corporation or its parent has shares that are publicly traded.

(ii)           In the event Awardholder desires to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, Awardholder will promptly deliver to the Company a written notice (the “Notice”) stating the terms and conditions of any proposed sale or transfer, including (a) Awardholder’s bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed purchaser or other transferee (the “Proposed Transferee”), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which Awardholder proposes to transfer the Shares (the “Offered Price”).  Awardholder will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of the provisions of Section 12(a) and Awardholder will offer to sell the Shares at the Offered Price to the Company.

(iii)           At any time within thirty (30) days after receipt of the Notice, the Company or its assignee may, by giving written notice to Awardholder, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 12(b)(iv).

(iv)           The purchase price for the Shares purchased under this Section 12(b) will be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith.

(v)           Payment of the purchase price will be made, in the discretion of the Administrator, either (a) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of Awardholder to the Company or such assignee, or by any combination thereof, within thirty (30) days after receipt of the Notice or (b) in the manner and at the time(s) set forth in the Notice.

(vi)           If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section, then Awardholder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice; and provided, further, that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if Awardholder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by Awardholder may be sold or otherwise transferred.

(vii)           Notwithstanding any other provision of the Plan, the Awardholder may not deliver a Notice and the Company may not exercise the Right of First Refusal earlier than six months and one day following the date of issuance of the Shares (or any longer or shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes).

13.           Adjustments; Dissolution or Liquidation; Change in Control.

(a)           Adjustments to Awards.  In the event that any stock dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer, then the Committee or the Board shall equitably and proportionately substitute, exchange, or adjust as necessary (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (E) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (F) other aspects of an Award as appropriate.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardholder as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a Change in Control of the Company, each outstanding Option may be assumed, continued or an equivalent option substituted by the successor corporation or a Parent of the successor corporation (together, the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume, continue or substitute for the Option in a Change in Control, then the Option shall terminate immediately prior to the close of the Change in Control.  The Administrator, in its sole discretion, shall determine whether each Option is assumed, continued, substituted or terminated.  To the extent that the agreement relating to the Change in Control provides for the treatment of each Option, the treatment in such agreement shall be determinative for the treatment of each Option for purposes of this Plan.  If such Option shall be terminated immediately prior to and contingent upon a Change in Control, the Administrator shall provide the Awardholder notice of such termination and a period of at least fifteen (15) business days to exercise such Option prior to its termination in accordance with its terms.  To the extent the Option is not exercised and shall terminate upon a Change in Control pursuant to the terms of this Section, then the Company shall provide a cash payment in exchange for the termination of the vested portion of the Option contingent upon the effectiveness of such Change in Control.  The cash payment to the Optionee shall be equal to the excess of (A) the Fair Market Value of the vested Shares subject to the Option as of the closing date of such Change in Control over (B) the exercise price of the Option.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Option would have become exercisable or such Shares would have vested.  Such payment may be subject to vesting based on the Awardholder’s continuing service, provided that the vesting schedule shall not be less favorable to the Awardholder than the schedule under which the Option would have become exercisable or such Shares would have vested.  If the Exercise Price of the Shares subject to the Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Awardholder.  For purposes of this Section 13(c), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

In the event of a Change in Control, any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to a Stock Award (the “Reacquisition Rights”) may continue or be assigned by the Company to the Successor Corporation, in connection with such Change in Control.  In the event any Repurchase Rights are not continued or assigned to the Successor Corporation, then such Repurchase Rights shall lapse and the Stock Award shall be fully vested as of the effective date of the Change in Control.

The Administrator, in its discretion, may (but is not obligated to) either (x) accelerate the vesting of any Options and Stock Awards (including permitting the lapse of any repurchase rights held by the Company) and, if applicable, the time at which any Option may be exercised, in full or as to some percentage of the Option or Stock Award to a date prior to the effective time of a Change in Control contingent upon the effectiveness of such Change in Control or (y) provide for a cash payment in exchange for the termination of any Option or Stock Award or any portion thereof contingent upon the effectiveness of such Change in Control.

(d)           Change in Control.  The Administrator in its discretion, may (but is not obligated to) provide for the acceleration of vesting of Options or Stock Awards in the individual Option or Restricted Stock Agreements.

(e)           Reservation of Rights.  Except as provided in this Section 13, an Awardholder shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.           Code Section 409A.  If and to the extent that the Administrator believes that any Options or Stock Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the respective Option or Restricted Stock Agreement for such  Options or Stock Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Awardholder and the Company.

15.           Time of Granting Options and Stock Awards.  The date of grant of an Option or Stock Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Award, or such later date as is determined by the Administrator.  Notice of the determination shall be given to each Service Provider to whom an Option or Stock Award is so granted within a reasonable time after the date of such grant.

16.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Administrator shall obtain shareholder approval of any Plan amendment to the extent the Administrator deems necessary and desirable to comply with Applicable Laws; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 13) or (ii) materially changes the class of persons who are eligible for the grant of Options.  Shareholder approval shall not be required for any other amendment of the Plan.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Awardholder, unless mutually agreed otherwise between the Awardholder and the Administrator, which agreement must be in writing and signed by the Awardholder and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

(d)           Amendment of Options and Stock Awards.  The Administrator may at any time, and from time to time, amend the terms of any one or more Options or Stock Awards; provided, however, that the rights under any Option or Stock Award shall not be impaired by any such amendment unless the Awardholder consents in writing.

17.           Acceleration of Vesting.  The Administrator may at any time, and from time to time, in its discretion, accelerate the vesting schedule in whole or in part, conditionally or unconditionally, upon written notice to the Awardholder, regardless of the terms of the grant.  Any such acceleration by the Administrator shall not affect the expiration date of an Option or Stock Award.

18.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Option or Stock Purchase Right, the Administrator may require the person exercising such Option or Stock Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.           Shareholder Approval.  At the discretion of the Board, in order to comply with the requirements for the grant of  Incentive Stock Options or any Applicable Laws, the Plan may be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.